                                                                    Exhibit 23.1

                            [LETTERHEAD OF KPMG LLP]


                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


The Board of Directors

Spectrum Signal Processing Inc.

We consent to the use of our report included in the registration statement on form F-3 and related prospectus of Spectrum Signal Processing Inc. and the reference to our firm under the heading "Experts" in the prospectus.

/s/ KPMG LLP
Chartered Accountants

Richmond, Canada
June 29, 1999